Exhibit 99.1

PDS Biotechnology Granted FDA Fast Track Designation for Lead Candidate PDS0101

PDS Biotech has been granted Fast Track designation for PDS0101 in combination with KEYTRUDA®(pembrolizumab) for the treatment of recurrent or metastatic HPV16-positive head and neck cancer

FLORHAM PARK, N.J., June 02, 2022 (GLOBE NEWSWIRE) -- PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing a growing pipeline of molecularly targeted cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® and Infectimune™ T cell activating technologies, today announced that the U.S. Food and Drug Administration (FDA) has granted Fast Track designation to PDS0101 in combination with Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab). PDS0101 in combination with KEYTRUDA® is being studied in the VERSATILE-002 Phase 2, open-label, multicenter trial for the treatment of recurrent or metastatic HPV16-positive head and neck cancer in collaboration with Merck (known as MSD outside the US and Canada).

The FDA’s Fast Track designation program is designed to aid in the development and to expedite the review of drug candidate applications that could potentially treat serious or life-threatening conditions. In order to receive Fast Track designation, a product must also demonstrate the potential to address an unmet medical need. Treatments granted this designation are given the opportunity to have more frequent meetings and interactions with the FDA throughout the entire drug development and review process, with the goal of moving promising new drugs more rapidly through the process. It also provides the opportunity to submit sections of a New Drug Application (NDA) on a rolling basis, where the FDA may review portions of the NDA as they are received instead of waiting for the entire NDA submission. In addition, Fast Track designated products are eligible for Priority Review at the time of NDA or Biologics License Application submission.

“We are thrilled that the FDA has granted Fast Track designation for PDS0101 in combination with KEYTRUDA®,” said Frank Bedu-Addo, Ph.D., Chief Executive Officer of PDS Biotech. “The HPV-associated head and neck cancer prevalence continues to rise, leaving this affected group with limited treatment options to date. Receiving this designation underscores the potential of the Versamune® platform and the need for a new therapy that may improve outcomes for those with this devastating disease.”

PDS Biotech’s lead candidate, PDS0101, is a T cell HPV-specific immunotherapy delivered subcutaneously that has shown the potential to stimulate high levels of HPV16-specific CD8+ and CD4+ T cells within patients by activating multiple immune pathways. These HPV-specific T cells have been shown to target tumors such as anal, cervical, head and neck, penile, vaginal, vulvar that are caused by HPV16 infection. The incidence of head and neck cancer cases has been increasing steadily over the last 10-15 years and over 90% of HPV-positive head and neck cancers are caused by HPV16.1 In addition to the Phase 2 VERSATILE-002 trial, PDS Biotech is also conducting three additional Phase 2 studies in advanced HPV-associated cancers, locally advanced cervical cancer, and early-stage pre-metastatic HPV-associated oropharyngeal cancer with the National Cancer Institute (NCI), The University of Texas MD Anderson Cancer Center, and Mayo Clinic, respectively.

KEYTRUDA ® is a registered trademark of Merck Sharp and Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, NJ, USA.

1Exploring Roles of HPV16 variants in head and neck squamous cell carcinoma: current challenges and opportunities, Daniela Cochicho, Rui Gil da Costa, Ana Felix, Virology Journal, November 2021

About PDS Biotechnology
PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of molecularly targeted cancer and infectious disease immunotherapies based on the Company’s proprietary Versamune® and Infectimune™ T cell activating technology platforms. We believe our Versamune®-based products have demonstrated the potential to overcome the limitations of current immunotherapy by inducing in vivo, large quantities of high-quality, highly potent polyfunctional tumor specific CD4+ helper and CD8+ killer T cells. PDS Biotech has developed multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize diseased cells and effectively attack and destroy them. The Company’s pipeline products address various cancers including HPV16-associated cancers (anal, cervical, head and neck, penile, vaginal, vulvar) and breast, colon, lung, prostate and ovarian cancers.

Our Infectimune™ -based vaccines have demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T cell responses including long-lasting memory T cell responses. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune™-based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune™-based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, PDS0101, PDS0203 and other Versamune® and Infectimune™-based product candidates; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark and Infectimune™ is a trademark of PDS Biotechnology Corporation.

Investor Contact:
Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: pdsb@cg.capital